Exhibit 99.2

ORGANIC HOLDING COMPANY, INC.
d/b/a ORGANIC TO GO
Financial Statements
December 31, 2005 and 2004

ORGANIC HOLDING COMPANY, INC.
d/b/a ORGANIC TO GO

Report of Independent Registered
Public Accounting Firm

Board of Directors
Organic Holding Company, Inc.
    d/b/a Organic To Go
Seattle, WA

We have audited the balance sheet of Organic Holding Company, Inc. d/b/a Organic To Go as of December 31, 2005, and the related statement of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Organic Holding Company, Inc. d/b/a Organic To Go as of December 31, 2004 were audited by other auditors whose report dated July 2, 2005, expressed an unqualified opinion on those statements, except for a going concern qualification.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Organic Holding Company, Inc. d/b/a Organic To Go as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the company incurred a net loss of $5,654,736 for the year ended December 31, 2005 and incurred a substantial net loss in the prior year. At December 31, 2005, current liabilities exceed current assets by $3,460,526 and total liabilities exceed total assets by $2,085,570. These factors raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 13. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue as a going concern.

/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, CA
October 13, 2006

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91435
PHONE: (818) 461-0600  •  FAX: (818) 461-0610

ORGANIC HOLDING COMPANY, INC. d/b/a ORGANIC TO GO
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$250,274	$191,923
Accounts receivable net of allowance of $7,427 for doubtful accounts ($0 for 2004)	84,490
Inventory	278,149	28,892
Prepaid expenses and other assets	65,502	11,998

TOTAL CURRENT ASSETS	678,415	232,813

Property and equipment	3,159,819	436,757
Accumulated depreciation and amortization	(530,803)	(17,091)

	2,629,016	419,666

Intangible assets, net of amortization of $79,296 ($0 for 2004)	65,704	—
Restricted cash	30,449	—
Other assets	89,365	12,700
	185,518

TOTAL ASSETS	$3,492,949	$665,179

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,634,317	$71,358
Accrued expenses	254,593	25,382
Short term convertible notes payable, net of $15,525 issue discount	295,000	9,821
Short term notes payable	55,619	—
Series C Investment payable, net of $14,910 issue discount	728,012	—
Convertible promissory notes payable	1,100,400	—
Current portion of long-term notes payable	24,961	—
Current portion of capital lease obligations	46,038	1,622

TOTAL CURRENT LIABILITIES	4,138,940	108,183

Long Term Debt - UNFI	568,072
Notes payable (including $ 600,000 convertible), less current portion	638,877	281,154
Capital lease obligations, less current portion	187,777	7,362
Deferred rent	44,853	17,827

TOTAL LIABILITIES	5,578,519	414,526

Stockholders’ Equity (Deficit)
Series A preferred stock, 3,070,000 shares of $0.001 par value authorized; 3,064,851 shares issued and outstanding; aggregate liquidation preference of $3,064,851	3,065	1,025
Series B preferred stock, 1,750,000 shares of $0.001 par value authorized; 1,218,095 shares issued and outstanding; aggregate liquidation preference of $l,425,171	1,218	—
Series C preferred stock, 4,850,000 shares of $0.001 par value authorized; no shares issued and outstanding; aggregate liquidation preference of $0	—	—
Common stock, 15,100,000 shares authorized; 4,216,624 shares issued and outstanding	4,217	4,164
Additional paid-in capital	4,363,226	1,048,024
Accumulated deficit	(6,457,296)	(802,560)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,085,570)	250,653

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,492,949	$665,179

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

ORGANIC HOLDING COMPANY, INC. d/b/a ORGANIC TO GO
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005	Period From Inception to December 31, 2004

Sales	$6,120,670	$29,136
Cost of Sales	3,894,915	16,365

Gross Profit	2,225,755	12,771

Depreciation and Amortization	629,767	17,091
Other operating expenses	7,173,272	788,724

Operating Loss	(5,577,284)	(793,044)

Interest Expense	77,452	9,516

Net Loss	$(5,654,736)	$(802,560)

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

ORGANIC HOLDING COMPANY, INC. d/b/a ORGANIC TO GO
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005 AND FOR THE PERIOD FROM
INCEPTION TO DECEMBER 31, 2004

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid
	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Retained Earnings	Total
Balance at Date of Inception (February 12, 2004)	—	$—	—	$—	—	$—	$—	$—	$—

Issuance of common, stock to founder					2,396,615	2,397	17,603	—	20,000

Issuance of common stock for services at $0.01 per share	—	—	—	—	1,523,512	1,523	11,190	—	12,713

Issuance of common stock for cash at $0.10 per share	—	—	—	—	168,000	168	16,632	—	16,800

Issuance of common stock for services at $0.10 per share	—	—	—	—	75,675	76	681	—	757

Issuance of Series A preferred stock at $1.00 per share	1,025,000	1,025	—	—	—	—	1,001,918	—	1,002,943

Net loss	—	—	—	—	—	—	—	(802,560)	(802,560)

Balance, December 31, 2004	1,025,000	1,025	—	—	4,163,802	4,164	1,048,024	(802,560)	250,653

Issuance of common stock for cash at $0.10 per share	—	—	—	—	97,556	98	9,658	—	9,756

Issuance of common stock for non-cash at $0.10 per share	—	—	—	—	113,444	113	11,231	—	11,344

Issuance of common stock for services at $0.12 per share	—	—	—	—	100,000	100	11,900	—	12,000

Issuance of Series A preferred stock at $1.00 per share	1,789,851	1,790	—	—	—	—	1,788,061	—	1,788,851

Issuance of Series A preferred stock for conversion of $250,000 promissory note at $1.00 per share	250,000	250	—	—	—	—	249,750	—	250,000

Issuance of Series B preferred stock at $1.17 per share	—	—	1,218,095	1,218	—	—	1,423,953	—	1,425,171

Redemption of common stock for cash at $0.01 per share	—	—	—	—	(258,178)	(258)	(2,185)	—	(2,443)

Issuance costs	—	—	—	—	—	—	(177,166)	—	(177,166)

Net loss	—	—	—	—	—	—	—	(5,654,736)	(5,654,736)

Balance, December 31, 2005	3,064,851	$3,065	1,218,095	$1,218	4,216,624	$4,217	$4,363,226	$(6,457,296)	$(2,085,570)

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

ORGANIC HOLDING COMPANY, INC. d/b/a ORGANIC TO GO
STATEMENTS OF CASH FLOWS

	Year Ended	Period From Inception
	December 31, 2005	to December 31, 2004

Cash Flows from Operating Activities:
Net income (loss) from continuing operations	$(5,654,736)	$(802,560)
Adjustments to reconcile change in net income (loss) to net cash provided by operating activities:
Issuance of common stock for services	23,344	21,151
Depreciation and amortization	629,767	17,091
Deferred rent	27,026	17,827
Amortization of loan discount	3,414	—
Interest expense recorded for debt discount	—	2,000
Changes in operating assets and liabilities:
Accounts receivable	(84,490)	—
Inventory	(93,257)	(28,892)
Prepaid expenses and other assets	(53,504)	(24,698)
Accounts payable	1,562,959	71,358
Accrued expenses	221,690	25,382

Net Cash Provided By (Used In) Operating Activities	(3,417,787)	(701,341)

Cash Flows From Investing Activities:
Restricted Cash	(30,449)	—
Purchase of property and equipment	(1,314,257)	(373,729)
Payments for purchase of Briazz assets	(750,000)	—
Payments for expenses directly related to the purchase of Briazz	(219,623)	—
Acquisition of other leasehold assets	(4,802)	—

Net Cash Provided By (Used In) Investing Activities	(2,319,131)	(373,729)

Cash Flows From Financing Activities:
Net advances on line of credit	568,072	—
Principal payments on notes payable	(49,511)	(2,683)
Proceeds from issuance of notes payable	422,993	238,000
Proceeds from Issuance of Convertible Promissory Notes	1,832,520	—
Principal payments on capital lease obligations	(23,974)	(386)
Redemption of common stock	(2,443)	—
Proceeds from issuance of common stock	9,756	29,120
Proceeds from issuance of Series A preferred stock	1,789,851	1,002,942
Proceeds from issuance of Series B preferred stock	1,425,171	—
Proceeds used by preferred stock offerings	(177,166)	—

Net Cash Provided by (Used In) Financing Activities	5,795,269	1,266,993

Net Change In Cash	58,351	191,923

Cash balance, beginning of year	191,923	—

Cash Balance, End of Year	$250,274	$191,923

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$77,922	$7,516

Non cash Investing and Financing Activities:
Assets acquired under capital lease obligations	$248,805	$9,400
Assets acquired under financing agreements	$600,000	$66,000
Debt discount on convertible promissory notes	$30,435	$12,000

See Report of Independent Registered Public Accounting Firm
and notes to financial statements.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 1 – Summary of operations and significant accounting policies

Operations - Organic Holding Company, Inc., d/b/a Organic To Go (The Company), was incorporated in the state of Delaware on February 12, 2004. The Company provides convenient retail and delivery store locations, which prepare and sell “grab’n go” lunch, dinner, and breakfast foods and beverages prepared using organic ingredients, whenever possible. The Company also distributes its products through select wholesale accounts. The Company operates four stores Washington and seven stores in California.

Development Stage - The Company’s financial statements have been presented as those of a “Development Stage Company” as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises” for the year ended December 31, 2004. Per SFAS No. 7, an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establish a new business and planned principal operations have commenced, but there have been no significant revenues. The Company emerged from the development stage in early 2005.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Restricted Cash - The Company had $30,449 of restricted cash at December 31, 2005, securing a VISA card.

Fair value of financial instruments - Carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued liabilities approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Inventory - Inventory, which consists primarily of food, beverages and packaging products, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Accounts Receivable - The Company extends credit to some of its customers. Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition. Management reviews accounts receivable on a regular basis on contracted terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off.

Property and equipment - Property and equipment is stated at cost. Additions and improvements that significantly add to the productive capacity or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed using the straight-line method over five to seven years for furniture, fixtures, equipment and vehicles, and over three years for computer software and hardware. Leasehold improvements are amortized over the shorter of the lease term or 10 years.

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 1 – Continued

Intangible Assets – The Company acquired certain leasehold interests, a customer list, and executory contracts valued at $95,000, $40,000 and $10,000, respectively, with the acquisition of the Briazz assets in April 2005 (see Note 9). The leasehold interests are being amortized over life of the related leases, which are from 1 to 4 years each. The related amortization expense during the year ended December 31, 2005 was $29,296. Both the customer list and the executor contract were amortized of their useful life of 6 months. The related amortization expenses were $40,000 and $10,000, respectively, during the year ended December 31, 2005. The remaining Intangible assets value as of December 31, 2005 is $65,704.

Income taxes - Deferred tax assets and liabilities are determined based on differences between financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Revenue recognition - Revenues are recognized at the point of sale at retail locations or upon delivery of the product for delivery and wholesale transactions.

Pre-operating costs - Costs incurred in connection with the start-up and promotion of new store openings are expensed as incurred.

Advertising and promotion - Advertising and promotion costs are expensed as incurred. Approximately $434,380 and $0 was expensed for the year ended December 31, 2005 and the period ended December 31, 2004, respectively.

Stock-based compensation - In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”, an amendment of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the fair value based method of accounting under SFAS No. 123 for stock-based compensation for stock issued to employees and consultants for compensation. No stock options were granted during 2005 and 2004.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Task Force issue No. 96-18, “Accounting for Equity Instruments that are issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.” Compensation expense related to equity instruments issued to non-employees is recognized as the equity instruments vest.

Concentrations of Credit Risk - The Company maintains its cash balances in a financial institution, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

The Company purchased approximately 11% of its total purchases for the period ending December 31, 2005 from one vendor. Accounts payable to this vendor were approximately $95,313 at December 31, 2005. An unforeseen termination of operations of the supplier or termination of the relationship with the Company could adversely affect operating results.

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Going Concern - The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s losses, negative cash flows from operations and the working capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash Infusion. As discussed in note 13, the Company is contemplating a public offering as well as the sale of securities through a Private Placement Memorandum. Management believes these offerings will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

Recent accounting pronouncements - In December 2004, the FASB issued SFAS No. 123(R) that will require compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability award will be measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces FASB Statement No. 123 and supersedes Accounting Principles Board Opinions (“APB”) Opinion No. 25, and is effective as of fiscal years beginning after December 15, 2005.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” which is an amendment of Accounting Research Bulletin No. 43, Chapter 4, “Inventory Pricing.” SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage), should be recognized as current-period costs incurred during fiscal years beginning after June 15, 2005. It is expected that the adoption of provisions of SFAS No. 151 will not have a material effect on the Company’s financial condition or results of operations.

Note 2 – Inventories

Inventories consist of the following at December 31:

	2005	2004
Food and beverages	$227,145	$14,143
Paper products	48,393	2,405
Uniforms and merchandise	2,611	12,344

	$278,149	$28,892

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 3 - Property and equipment

Property and equipment at December 31, consist of the following:

	2005	2004

Machinery and equipment	$252,705	$161,579
Leasehold improvements	1,499,098	159,520
Furniture, fixtures and equipment	1,048,279	39,958
Vehicles	100,514	66,330
Point of sale computer hardware and software	259,223	9,370

	3,159,819	436,757
Less: accumulated depreciation	(530,803)	(17,091)

	$2,629,016	$419,666

The Company leases certain equipment under non-cancelable capital leases having a cost of $259,223 (2004 - $9,370) and accumulated amortization of $51,004 (2004 - $468) at December 31, 2005. Amortization of assets under capital leases is included in deprecation and amortization expense.

Note 4 – Line Of Credit

The Company has a revolving line of credit with a vendor providing borrowings of up to $500,000 with the potential for additional advances. For each new retail location the Company opens between the date of the agreement and March 31, 2006, the Company will have funds available up to $50,000 for the purchase of products from the lender plus $50,000 for the purchase of furniture, fixtures and equipment from any vendor. Upon execution of the agreement, the Company received $138,000 as an initial “New Location Advance” in addition to the line of credit limit. The agreement requires monthly payments of interest at the prime rate plus 1% (8.25% at December 31, 2005), with the principal due in September 2007. The agreement allows for conversion, at the option of the vendor, into shares of the Company’s Series B Preferred Stock at any time before September 12, 2007. The number of shares of the Company’s Series B Preferred Stock shall be equal to the outstanding principal and interest due divided by $1.17. The Company is required to meet certain loan covenants and the line of credit is secured by assets of the Company. At December 31, 2005, $568,072 (2004 - $0) in borrowings was outstanding on the line of credit.

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 5 – Notes payable

Notes payable at December 31, consists of the following:

	2005	2004

Notes payable to financing agency, interest at 6% per annum, 60 monthly payments of $1,037, collateralized by vehicle.	$42,118	$50,975

Note payable to financing agency, interest at 7.9% per annum, 48 monthly payments of $395, collateralized by vehicle.	12,293

Convertible promissory note, interest at 8% per annum, payable quarterly, due August 2006, which was converted in February 2005.		250,000

Convertible promissory note, interest at 8.25% per annum, payable quarterly, due September 2007, collateralized by assets (see note 4).	568,072

Convertible promissory note, interest at 7.75% per annum, payable quarterly, due April 2010 (see note 9).	609,427

Convertible promissory notes with detachable warrants, interest at 8% per annum, payable quarterly, due April 2006	742,922

Convertible promissory notes with detachable warrants, no interest, due April 2006	1,100,400

Promissory notes, interest at 12% per annum, payable quarterly, due dates not specified.	55,619

Convertible promissory notes, interest at 12% per annum, payable quarterly, due dates not specified.	210,525

Convertible promissory note payable, interest at 8% per annum, payable quarterly, due date not specified.	100,000

	3,441,376	300,975

Less: unamortized original discount on convertible note	(30,435)	(10,000)
Less: current portion of notes payable	(2,203,992)	(9,821)

	$1,206,949	$281,154

In August 2004, the Company issued a convertible promissory note in the amount of $250,000 in exchange for $238,000 cash. The discount from face value is recorded as an original issue discount to be amortized on a straight-line basis over the two-year term of the note; such amortization is reported as interest expense. The note was convertible at the option of the holder and in February 2005 the holder of the promissory note converted the note into 250,000 shares of the Company’s Series A Preferred Stock. The remaining unamortized original issue discount of $9,000 was recorded as interest expense upon conversion of the note. During the year ended December 31, 2005, the Company issued promissory notes in the amount of $310,525

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 5 – Continued

in exchange for $295,000 cash. The discount from face value is recorded as an original issue discount to be amortized on a straight-line basis over the 3-month term of the notes; such amortization is reported as interest expense. The notes are convertible at the option of the holders, and in March 2006 the holders of the promissory notes converted the notes into 262,752 shares of the Company’s Series C Preferred Stock. The remaining unamortized original issue discount of $15,525 was recorded as interest expense upon conversion of the note. During the year ended December 31, 2005, the Company issued promissory notes with detachable warrants in the amount of $1,843,322 in exchange for $1,832,520 in cash and $10,802 in accrued interest. The value of the warrants is $18,324 and is recorded as an original issue discount to be amortized on a straight-line basis over the term of the notes; such amortization is reported as interest expense. The notes are convertible at the option of the holder and in March 2006 the holders of the promissory notes converted the notes into 1,569,241 shares of the Company’s Series C Preferred Stock. The remaining unamortized discount of $14,910 is recorded as interest expense upon conversion of the notes.

Future minimum principal payments on notes payable pursuant to the effective terms at December 31, 2005, are as follows:

Year Ended December 31,

2006	$2,234,427
2007	583,228
2008	14,892
2009	8,829
2010	600,000
Thereafter
$3,441,376

Less current portion	(2,234,427)

$1,206,949

Note 6 - Stockholders’ Equity

Common Stock - The Company is authorized to issue 15,100,000 shares of its common stock (6,000,000 at December 31, 2004), par value $0.001 per share, 3,070,000 shares of preferred stock (1,840,000 at December 31, 2004), par value $0.001 per share, all of which are designated as “Series A Preferred Stock”, 1,750,000 shares of preferred stock (0 at December 31, 2004), par value $0.001 per share, all of which are designated as “Series B Preferred Stock”, and 4,850,000 shares of preferred stock (0 at December 31, 2004), par value $0.001 per share, all of which are designated as “Series C Preferred Stock”. On August 27, 2004, the Company authorized a common stock split pursuant to which, each outstanding share of common stock was converted into approximately 1.198 shares. All references in the financial statements to number of shares outstanding, price per share, and per share amounts have been retroactively restated to reflect the stock split.

At inception, the Company issued 2,000,000 shares of its common stock to its founder for $20,000, which after the stock split represented 2,396,615 shares. In August 2004, the Company issued 1,523,512 shares (1,271,394 pre-split shares) of its common stock to certain Company officers and certain Series A Preferred Stock investors for services, which were recorded at estimated fair value of $12,713 ($0.01 per share). In

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 6 – Continued

September and November 2004, the Company issued 75,675 shares of its common stock to a company and a consultant for services, which were recorded at estimated value fair value of $757 ($0.01 per share). The Company also issued 168,000 shares of its common stock to certain Series A preferred stock investors for cash of $16,800 ($0.10 per share). During 2005, the company issued 25,000 shares of its common stock to a new Company officer, 61,000 shares of its common stock to a consultant, and 18,778 shares of its common stock to a board member for services, which were recorded at estimated fair value of $10,478 ($0.10 per share). The Company also issued 8,666 shares of its common stock pursuant to a loan agreement, which were recorded at estimated fair value of $866 ($0.10 per share). The Company also issued 100,000 shares of its common stock to the line of credit provider pursuant to an agreement, which was recorded at a value of $12,000 ($0.12 per share). The Company also issued 97,556 shares of its common stock to certain investors for cash of $9,756 ($0.10 per share). Additionally, the company repurchased, pursuant to repurchase agreements, 258,178 shares of its common stock from employees that resigned from the Company, for $2,443 in cash ($0.01 per share).

Series A Preferred Stock - Since inception (February 12, 2004) through December 31, 2005, the Company issued 3,064,851 shares of its Series A Preferred Stock, in exchange for cash of approximately $2,814,851 and conversion of a $250,000 convertible promissory note.

Series B preferred Stock - During the year ended December 31, 2005, the Company issued 1,218,095 shares of its Series B Preferred Stock, in exchange for cash of approximately $1,371,751 and conversion of a $53,420 convertible promissory note.

Conversion - Shares of Series A and B Preferred Stock are convertible into shares of the Company’s common stock on a one-share for one-share basis, have voting rights on an as-converted basis, have certain registration rights and rights of first refusal on future financings, and in certain circumstances, the right, as holders of preferred stock, to elect 25% of the Company’s Board of Directors.

Dividends - Terms of the Series A and B Preferred Stock provide for non-cumulative dividends at a rate of $0.05 and $0.0585 per annum per share, respectively, when, as, and if declared by the Board of Directors.

Liquidation Preference - The liquidation preference value of Series A and B Preferred Stock is $1.00 and $1.17 per share, respectively, representing a total liquidation value of $4,490,022 and $1,025,000 at December 31, 2005 and 2004, respectively.

Voting – Except as otherwise provided, preferred stock has no voting rights. In any situation in which, by the articles of incorporation or by law, the holders of preferred stock shall have the right to vote, they shall vote together with the common stock as a single class on all actions to be taken by the stockholders of the Company, including but not limited to actions amending the articles of incorporation to increase the number of shares of common stock, with each share of preferred stock entitling the holder to one vote.

Redemption - The Board of Directors of the Company has the right at any time there are Company funds legally available for redemption of shares of preferred stock, to redeem any or all of the outstanding shares of Series A or Series B preferred stock by payment of the liquidation price of the shares redeemed. If fewer of the outstanding shares of Series A or Series B preferred stock are to be redeemed, shares redeemed will be pro rata from among the holders of Series A or Series B preferred stock. No shares of Series B preferred stock can be redeemed until all of the outstanding and issued shares of Series A preferred stock have been redeemed and paid in full in cash.

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 7 - Stock Warrants

In conjunction with notes payable agreements, the Company issued warrants to purchase 61,949 shares of the Company’s common stock for $1.17 per share upon closing. The warrants are exercisable as of October 12, 2005 and expire on October 12, 2010. No warrants have been exercised as of December 31, 2005.

Note 8 - Stock Based Employee Compensation Plan

During 2004, the Company adopted a stock-based employee compensation plan (the “Plan”). Under the Plan, officers and employees of the Company may be granted incentive stock options or nonqualified stock options to purchase up to an authorized 600,000 shares of common stock. The options are to be granted at not less than the fair value of the Company’s common stock on the date of the grant. The options vest as determined by the Committee formed by the Board of Directors and expire ten years from date of grant.

During 2004, the Company’s Board of Directors authorized the grant of options to acquire 10,000 shares of the Company’s common stock to each of six of the Company’s officers at an option price of $0.10 per share, the price determined by the Company’s Board of Directors to be the fair value of such stock at the option grant date. As of December 31, 2005, stock options have not yet been issued. The value of the options is immaterial.

At December 31, 2005, the Company had no options outstanding.

Note 9 - Asset purchase agreement

In April 2005, pursuant to terms of an asset purchase agreement, the Company acquired for cash of $750,000 and a $600,000 secured convertible promissory note, among other things, all inventory, furniture, fixtures, equipment, leases and executory contracts, leasehold improvements, lease deposits, and owned vehicles used in connection with the seller’s prepared food retail stores in the Seattle market (6 stores) and in the Los Angeles County and Orange Country market (6 stores). Other than future lease obligations, no liabilities were assumed. The total purchase price of $1,569,623, including related acquisition costs, was allocated to assets acquired based on relative fair values, which resulted in the majority being allocated to leasehold improvements. The following is a summary of the assets purchased and the liabilities assumed:

Inventory	$156,000
Furniture, fixtures and equipment	283,250
Leasehold improvements	913,510
Leasehold interests	95,000
Deposits	71,863
Customer lists	40,000
Executory contracts	10,000
$1,569,623

The secured convertible promissory note accrues interest at 7.75% per annum payable quarterly. Unless converted earlier, the entire unpaid balance of principal and all accrued and unpaid interest are due in April 2010. The note can be converted, in whole or in part at any date before April 18, 2006 by written notice by the holder to the Company into shares of the Company’s Series A Preferred Stock equal to the amount of note

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 9 – Continued

converted divided by 1.2987. The Company has granted a security interest in the acquired assets as collateral for the note. Pursuant to an arrangement with one of the holders of the secured convertible promissory note, the Company has the right and obligation to purchase from that holder, the holder’s entire portion of the secured convertible promissory note for cash in such amount determined to be seventy-five percent (75%) of the principal amount of the holder’s note. In any case the total amount to be paid is not to exceed $130,000.

Note 10 - Leases

The Company leases its stores and office facilities under non-cancelable operating leases. Rents are fixed base amounts, increasing each year. Lease provisions also require additional payments for maintenance and other expenses. Rent is expensed on a straight-line basis over the term of the lease. The difference between amounts paid and expensed is recorded as a deferred credit. The Company also rented office facilities during 2004 and 2005 on a month-to-month basis. Rent expense was approximately $590,000 and $42,000 during the year ended December 31, 2005 and 2004, respectively. The Company also leases certain point-of-sale computer hardware and software pursuant to capital leases.

Minimum annual commitments for leases at December 31, 2005 are as follows:

	Operating	Capital
2006	$514,097	$63,079
2007	375,418	63,079
2008	294,329	63,079
2009	85,276	62,655
2010		26,597
Thereafter		—

	$1,269,120	$277,489
Less: amount representing interest		43,674
Present value of future minimum lease payments		233,815
Current		46,038

		$187,777

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 11 - Income taxes

No provision for income taxes has been recorded in 2004 and 2005 due to the net losses incurred. A valuation allowance has been recorded against deferred tax assets as it has not been determined that it is more likely than not that these deferred tax assets will be realized. As of December 31, 2005, the Company has net operating loss carryforwards of approximately $5,602,000 and $2,340,000 for federal and California income tax purposes, respectively, which expire beginning in 2024 (federal) and 2014 (California). As a result of ownership changes, the Company may be subject to annual limitations on the amount of net operating loss, which may be utilized in any tax year.

The income tax provision reconciled to the tax computed at the statutory federal rate for the period from inception (February 12, 2004) through December 31, 2004 was as follows:

	2005	2004

Tax benefit at statutory rate	$1,922,000	$272,870
Other deductible expenses & adjustments	93,000	(669)
Increase in valuation allowance	(2,015,000)	(272,201)

	$0	$0

Deferred income taxes consist of the following at December 31:

	2005	2004

Net operating loss carryforwards	$2,042,000	$265,772
Other	246,000	6,429

	2,288,000	272,201
Less: valuation allowance	(2,288,000)	(272,201)

	$0	$0

Note 12 - Commitments and Contingencies

Several vendors have taken legal action against the Company as a result of untimely payment of invoices. In some cases, the courts have stipulated judgment requiring the Company to pay interest and comply with payment schedules.

From time to time, the Company is also subject to various legal proceedings and claims that may arise in the ordinary course of business. Company management currently believes that resolution of such legal matters will not have a material adverse impact on the Company’s financial statements.

See Report of Independent Registered Public Accounting Firm.

ORGANIC HOLDING COMPANY d/b/a ORGANIC TO GO

Notes To Financial Statements

Note 13 – Going Concern

During the year ended December 31, 2005, the Company incurred a net loss of approximately $5,655,000 (2004 - $803,000) and negative cash flow from operations of approximately $3,400,000 (2004 - $701,000), and expects to continue to record losses and negative cash flows from operations in the near future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company has financed its operations principally through the proceeds from equity and convertible debt issuances, including approximately $1,790,000 from its Series A Preferred Stock offering, $1,425,000 from its Series B Preferred offering, $425,000 in promissory notes, and $1,833,000 from proceeds received for Series C Preferred Stock and related convertible debt. Subsequent to year-end, the Company raised an additional $2,372,000 from its Series C Preferred Stock offering and converted the promissory notes into Series C Preferred Stock for a total of $4,500,000 from its Series C Preferred Stock offering. The Company continues in the process of seeking additional financing, which will be needed to finance its operations, as well as to enhance operations, fund expansion, respond to competition, and repay borrowings when they become due.

While management expects that sufficient financing will be available to continue to fund the Company through to profitability by the end of 2007, there can be no assurance that the Company will be able to obtain additional financing at terms favorable to the Company, or at all at which time the Company could have to curtail or cease operations. The accompanying financial statements as of December 31, 2005 and 2004 and for the year and period then ended have been prepared on the basis that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty.

Note 14 – Subsequent Events

Subsequent to December 31, 2005, the Company completed the sale of $4,500,000 of its Series C Preferred Stock offering of approximately 3,826,339 shares of Series C Preferred Stock and 383,997 Series C Preferred Stock warrants. Shares of Series C Preferred Stock are convertible into shares of the Company’s common stock on a one-share for one-share basis, have voting rights on an as-converted basis, have certain registration rights and rights of first refusal on future financings, and in certain circumstances, the right, as holders of preferred stock, to elect 25% of the Company’s Board of Directors. Terms of the Series C Preferred Stock provide for non-cumulative dividends at a rate of $0.0585 per annum per share when, as, and if declared by the Board of Directors. The liquidation preference value of Series C Preferred Stock is $1.17 per share.

In January 2006, the $600,000 note issued for the asset purchase (see note 9) was cancelled and seven separate notes, bearing essentially the same terms and conditions as the original secured convertible promissory note, were issued to the seven parties to the original note.

In April 2006, pursuant to an early repurchase agreement, the Company repurchased two of the notes issued in January 2006, for $130,000 cash. These two notes had a value of $181,502.

See Report of Independent Registered Public Accounting Firm.